CONSULTING AGREEMENT AND COVENANT NOT TO COMPETE


         THIS AGREEMENT is made effective as of this this first day of July, 1997 by and between VOXCOM HOLDINGS, INC., a Nevada corporation (the "Company"), and KIM CROWTHER and BRIAN JENSEN (together referred to herein as the Consultants).

         WHEREAS, Company desires to retain Consultants for a period of five years to assist the Company in the development of a series of lecture companies and to protect itself against the adverse consequences of competition by the Consultants against the Company; and

         WHEREAS, the Company and Consultants have enjoyed a mutually rewarding business relationship since May 1996 in their joint ownership of The Home Business Group, Inc. ("HBG") and wish to continue such relationship in a similar manner as described in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the Company and Consultants hereby agree as follows:

         1.       Consulting Services.

                  1.1 For a period of 60-months beginning July 1, 1997, the Company hereby retains Consultants and Consultants hereby agree to perform consulting services for the Company pursuant to the terms of this Agreement. Such services shall specifically include the following activities:

                           a. Creation of a minimum of three companies to engage
                  in business as lecture companies (the "Lecture Companies") that instruct participants in sponsored seminars about the conduct of home based and other small businesses similar to the operations now being conducted by HBG.

                           b. At the  mutual  election  of  Consultants  and the
                  Company, consolidate the operations of HBG as a wholly owned subsidiary of the Company in order to function as one of the three (or more) Lecture Companies being created hereby.

                           c. Be jointly responsible for the day to day management of the Lecture Companies in a manner consistent with their duties at HBG, and carry out the directives of the Boards of Directors of the Company and the Lecture Companies.

                           d. Cause the Lecture  Companies  to promote the goods
                  and services of AmeraPress, Inc., another wholly owned subsidiary of the Company, in connection with the Lecture Companies' seminars and marketing materials. This promotion will include a most-favorable presentation placement and lead access by AmeraPress, Inc.
                  at lectures and seminars of the Lecture Companies.

                  1.2 Consultants shall at all times be free to devote time to occupations, employment and activities other than those provided for in this Agreement, provided they do not conflict with, detract from, or compete with the duties of the Consultants under this Agreement.

                  1.3. Each Lecture Company shall include in its Bylaws and Articles of Incorporation indemnification provisions in the form attached hereto as Schedule B, which are identical to those contained in comparable documents of the Company.

         2. Consideration. Company will pay to Consultants for the agreement of Consultants to perform consulting services in accordance with this Agreement, as follows:

                  2.1 Company will grant to Consultants upon execution of this Agreement a total of 200,000 shares of the Company's common stock, to be divided between Consultants in such manner as they may agree.

                  2.2. Each Lecture Company will pay to the Consultants 4% of the gross proceeds of sales by the Lecture Companies at seminars sponsored by the Lecture Companies, and in telemarketing, direct marketing and other sales resulting from the seminars and caused by the efforts of the Consultants.

                  2.3. Each Lecture Company will pay to the Consultants, on a quarterly basis, in cash, total commissions (to be divided between the Consultants in such manner as they may agree) equal to 25% of the net profit of the Lecture Companies on a combined basis. In computing net profit, a deduction will be made to cover (i) their share of federal income tax equal to 38% of the amount of net profit before such taxes, and (ii) such companies' debt service obligations.

                  2.4. The Company will also grant to the Consultants (to be divided between them in such manner as they may agree) shares of the Company's common stock in accordance with the formula described on attached Exhibit A.

                  2.5. The Company will review the performance of other key employees of the Lecture Companies to determine the possibility of grants in common stock to such persons.

                  2.6. Consultants hereby represent to the Company as follows with regard to the acquisition of shares of the Company's common stock:

                           (a) Consultants are acquiring the shares of Company common stock being granted hereby (the "Company Shares") for their own accounts, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution in violation of the Act, or any state securities laws, and it has no present intention of, or agreement relating to, selling, granting participations in or otherwise distributing such Company Shares in violation of such laws.

                           (b) Consultants understand that (i) the Company Shares have not been registered under the Act or any state securities laws by reason of specific exemptions therefrom, that the Company Shares may be sold, transferred or otherwise disposed of only if such disposition is registered under the Act and applicable state securities laws or is exempt from such registration, and that they must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt from such registration; and (ii) each certificate representing the Company Shares will be endorsed with a legend substantially in the following form:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL EITHER SUCH SHARES ARE REGISTERED UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (c) Each Consultant is a knowledgeable and experienced investor and has had an opportunity to ask questions and review information about the business and financial condition of the Company. Each Seller acknowledges receipt of an information package of the Company and such other information as has been requested.

         3.       Additional Agreements.

                  3.1 The Company will agree to vote the common stock owned by it in each Lecture Company to elect a three person board of directors of each such company that is composed of any two of Larry Cahill, Lawrence R. Biggs, Jr., or Donald G. McLellan and one person named by the Consultants. The Consultant not a member of the board of directors of each Lecture Company shall nevertheless be entitled to attend meetings of the board on a nonvoting basis. In the event that no two of Messrs. Cahill, Biggs or McLellan are available for service on the board, the Consultants shall have the right to terminate this Agreement.

                  3.2 The Company agrees to advance funds to the Lecture Companies for their working capital needs to staff and conduct lectures in advance of receiving profits therefrom. Such advances shall be repaid, plus interest at the annual rate of 6%, from the profits of the Lecture Companies.




         4.       Covenant Not to Compete.

                  4.1 Consultants agree that, during the five year term of the Consulting Agreement and for two years thereafter, Consultants shall not, without the prior written consent of the Company, directly, or indirectly by being an officer, director, employee, or an owner of more than five percent (5%) of the outstanding capital stock of any corporation or an owner of any interest in, or employee of, any other form of business association, sole proprietorship or partnership, conduct a business in competition with the Company or the Lecture Companies as it was conducted during the term of this Agreement, from any business location with the States of Texas, Nevada or Utah. The Company agrees that the publication by Crowther of a book entitled
         Starting a Successful Home Based Business shall not be deemed competitive, nor shall the Company obtain any rights to or through such book.

                  4.2 Consultants agree that during the five year term of the Consulting Agreement and for two years thereafter, Consultants shall not, directly, or indirectly by being an officer, director, employee, or an owner of more than five percent (5%) of the outstanding capital stock of any corporation, or an owner of any interest in, or employee of, any other form of business association, sole proprietorship or partnership, solicit or otherwise attempt to induce any employees, agents or representatives of Company to terminate their position as employee, agent or representative with Company.

                  4.3 Consultants agree that during the five year term of the Consulting Agreement and for two years thereafter, Consultants shall not, directly, or indirectly by being an officer, director, employee or an owner of more than five percent (5%) of the outstanding capital stock of any corporation or an owner of any interest in, or employee of, any other form of business association, sole proprietorship or partnership, solicit or otherwise attempt to induce any entities or persons who have been customers of either Consultant or the Company at any time during the five year term of this Section to become customers of someone other than the Company that is in competition with the Company or the Lecture Companies.

                  4.4 Consultants agree that all order forms, service contracts, literature, manuals, catalogs, lists of customers, price lists, brochures, books, records, correspondence, and other materials relating to the Lecture Companies shall be the property of the Lecture Companies and the Company.

                  4.5 The Company agrees that, during the five year term of the Consulting Agreement and for two years thereafter, the Company shall not, without the prior written consent of the Consultants, directly, or indirectly by being an officer, director, employee, or an owner of more than five percent (5%) of the outstanding capital stock of any corporation or an owner of any interest in, or employee of, any other form of business association, sole proprietorship or partnership, conduct a business in competition with the Lecture Companies as it was conducted during the term of this Agreement, from any business location with the States of Texas, Nevada or Utah, unless it shall have first proposed the formation of such an enterprise to be included as a Lecture Company subject to this Agreement, and Consultants shall have declined to participate in such enterprise.

                  4.6 In the event that any court shall finally hold that any provisions stated in this Section 4 constitutes an unreasonable restriction upon Consultants, the parties hereby expressly agree that the provisions of this Section 4 shall not be rendered void, but shall apply as to time and territory or to such other extent as such court may judicially indicate constitutes a reasonable restriction under the circumstances involved. In the event such court shall hold as aforesaid, but fail to indicate an alternative restriction of time or territory, then the parties hereby expressly agree to submit this matter to arbitration with the American Arbitration Association, for the purposes of determining a reasonable restriction under the circumstances involved.

                  4.7 Notwithstanding the foregoing, Section 4.1 of this Agreement may be canceled at the option of the Consultants in the events (i) any two of Larry Cahill, Lawrence R. Biggs, Jr. or Donald G. McLellan cease to be substantially involved in the management of the Company, or (ii) Consultants shall not have received aggregate value from the items listed in Sections 2.1, 2.2, 2.3, and 2.4 during the five year term of this Agreement in excess of $2 million each.

         5.       Termination.

                  5.1 Subject to the provisions of Section 5.2, this Agreement shall terminate as to either Consultant:

                           a.       Upon the death of a Consultant.

                           b.  Upon  the  mutual   agreement   of  Company   and
Consultant.

                           c. At the Company's option for good cause. For purposes of this Section, "good cause" for termination shall consist of: (a) the failure of a Consultant to diligently or effectively perform his duties under this Agreement, (b) the commission by Consultant of any act involving moral turpitude or the commission by Consultant of any act or the suffering by Consultant of any occurrence or state of facts, which renders Consultant incapable of performing his duties under this Agreement, or adversely affects or could reasonably be expected to adversely affect the Company's business reputation, (c) any breach by a Consultant of any of the terms of, or the failure to perform any covenant contained in, this Agreement, (d) the violation by a Consultant of instructions or policies established by the Company with respect to the operation of its business and affairs or a Consultant's failure to carry out the reasonable instructions of the Chairman or President of the Company, or
                  (e) the commission by a Consultant of any action or the existence of any state of facts which would legally justify the Company in terminating a contract of employment.

                           d. At the option of the  Consultants if the price per
                  share of the Company's common stock does not equal or exceed $10.00 per share at any time during the year ending June 30, 1998.

                  5.2 Upon termination for any reason, all consideration payments under Section 2 shall be prorated and paid to the date of termination, and all other forms of benefits shall cease effective with such date, subject to any vesting of benefits that extend beyond termination by their terms. No termination under this Section 5 shall affect the rights and obligations of the parties under Section 4.


         6.       General.

                  6.1  This  Agreement   supersedes  all  prior  agreements  and
         understandings between the Consultants and the Company with regard to the subject matter of this Agreement.

                  6.2  No  modification,   termination,  or  waiver  under  this
         Agreement   shall  be  valid  unless  in  writing  and  signed  by  the
         Consultants and the Company.

                  6.3 This Agreement shall inure to the benefit of and be binding upon any successor or assign of the Company and shall inure to the benefit of and be binding upon the Consultants' heirs, successors and assigns.

                  6.4 The waiver by the Company of a breach of any provision of this Agreement by any Consultants shall not operate or be construed as a waiver of any subsequent breach of such Consultants and the waiver by a Consultants of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

                  6.5 This Agreement shall be interpreted and construed under the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       VOXCOM HOLDINGS, INC.



                                       By: /s/ Lawrence R. Biggs, Jr.
                                           -------------------------------------
                                               Lawrence R. Biggs, Jr., President




                                           /s/ Kim Crowther
                                           -------------------------------------
                                               KIM CROWTHER




                                           /s/ Brian Jensen
                                           -------------------------------------
                                               BRIAN JENSEN

                       SCHEDULE A TO CONSULTING AGREEMENT
                           AND COVENANT NOT TO COMPETE



YEAR 1 - JULY 1, 1997 - JUNE 30, 1998

The Company will issue a total number of shares equal to the net profit of the Lecture Companies on a combined basis, less: (i) a provision for federal income tax equal to 38% of such profit, (ii) debt service obligations of the Lecture Companies, and (iii) the cash commissions paid to the Consultants pursuant to
Section 2.2, multiplied by the average price to earnings ratio of the Company's common stock in the over-the-counter market over the 90 days prior to June 30, 1998, multiplied by 25%, divided by the average over the 20 trading days preceding June 30, 1998 of the mean bid and ask price of the Company's common stock in the over-the-counter market.

YEARS 2 THROUGH 5, ENDING JUNE 30, 1999, 2000, 2001, AND 2002

In each succeeding year, shares of common stock will be granted based on the same formula in effect during the year ended June 30, 1998, except that instead of using net profit (as adjusted) as the starting number, substitute the growth in net profit over the previous year and apply the same adjustments.

                                   SCHEDULE B

                           INDEMNIFICATION PROVISIONS


Bylaws Provision
                                 Indemnification

         Section _____. Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnity its officers, agents and Directors to the full extent permitted by the General Corporation Law of Nevada. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director, agent or officer or former Director or officer or such person may be entitled under any agreement, insurance policy, vote of stockholders or otherwise.

Articles of Incorporation Provision


                                  ARTICLE _____

      Section 1. Limitation of Personal Liability. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

       Section 2. Indemnification. The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify the directors and officers of the corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.